Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Emerald Dairy Inc. (the “Company”) for the period ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shu Kaneko, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 15, 2011

By:	/s/ Shu Kaneko
Name: Shu Kaneko
Title: Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)